Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 28, 2023, with respect to the consolidated financial statements of LianBio, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York
March 28, 2023